Calculation of Filing Fee Tables
S-8
Akari Therapeutics Plc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, par value $0.0001 per share, reserved for issuance under the 2023 Equity Incentive Plan	Other	144,000,000,000	$ 0.00011	$ 15,840,000.00	0.000087	$ 1,378.08
Total Offering Amounts:						$ 15,840,000.00		$ 1,378.08
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,378.08
Offering Note
[1]	The ordinary shares may be in the form of American Depositary Shares ("ADSs"), each of which will represent eighty thousand (80,000) ordinary shares of the registrant. Such ADSs issuable on deposit of the ordinary shares registered hereby have been registered under three separate registration statements on Form F-6 (File Nos.: 333-185197, File No. 333-234213 and File No: 333-262049). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such indeterminate number of ordinary shares as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the terms of the Akari Therapeutics, Plc 2023 Equity Incentive Plan (the "Plan"). Represents ordinary shares reserved for issuance under the Plan and the corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on the average of the high and low prices for the Company's ADSs as quoted on the Nasdaq Capital Market on October 28, 2026, adjusted for ADS to Ordinary Share ratio.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources